UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

GANNETT CO., INC.

(Exact name of registrant as specified in its Charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Beach Drive, McLean Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Offering

On April 9, 2018, Gannett Co., Inc. (the “Company”) completed its previously announced sale of $201.25 million aggregate principal amount of its 4.750% Convertible Senior Notes due 2024 (the “Notes”), including $26.25 million aggregate principal amount of Notes pursuant to the option granted to the Initial Purchaser (as defined below) to purchase additional Notes. The Notes were sold in a private placement under a purchase agreement, dated as of April 3, 2018 (the “Purchase Agreement”), entered into by and between the Company and Jefferies LLC, as initial purchaser (the “Initial Purchaser”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the sale of the Notes were approximately $195.0 million after deducting the Initial Purchaser’s discount and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the sale to repay borrowings under its revolving credit facility. Borrowings under its revolving credit facility may be used for general corporate purposes, including acquisitions of or investments in businesses or assets, funding for working capital, capital expenditures, repayment of other debt and repurchases of its common stock.

Indenture

On April 9, 2018, the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will be senior unsecured obligations of the Company and bear interest at a rate of 4.750% per year, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2018. The Notes will mature on April 15, 2024, unless earlier converted, redeemed or repurchased.

The Notes are convertible into shares of the Company’s common stock, cash or a combination of shares of the Company’s common stock and cash, at the Company’s election, subject to certain limitations, based on an initial conversion rate of 82.4572 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $12.13 per share), subject to adjustment upon the occurrence of certain events.

The Notes will be convertible prior to January 15, 2024 at the option of the holders only upon the occurrence of specified events and during certain periods, and will be convertible on or after January 15, 2024 at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

If certain corporate events that constitute a “make-whole fundamental change” as set forth in the Indenture occur prior to the maturity date or if the Company calls the Notes for redemption, the conversion rate may, in certain circumstances, be increased for a holder who elects to convert its Notes in connection with such event. The conversion rate is subject to customary anti-dilution provisions.

The Company will not be able to redeem the Notes prior to April 15, 2022. On or after April 15, 2022, the Company will be able to redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of its common stock is equal to or greater than 130% of the conversion price for a specified period of time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” as defined in the Indenture, subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that if an event of default occurs and is continuing, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately.

The above description of the Purchase Agreement, the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Purchase Agreement and the Indenture (and the Form of Note included therein), which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the Initial Purchaser in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any common stock issuable upon conversion of the Notes.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. A maximum of 20,328,283 shares of common stock may be issued upon conversion of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Purchase Agreement, dated April 3, 2018, by and between Gannett Co., Inc. and Jefferies LLC, as the Initial Purchaser.

4.1	Indenture (including Form of Note) with respect to Gannett Co., Inc.’s 4.750% Convertible Senior Notes due 2024, dated as of April 9, 2018, between Gannett Co., Inc. and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

Date: April 9, 2018	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President, Chief Financial Officer and Treasurer